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                                                                  EXHIBIT 5.1


June 24, 1997



ChromaVision Medical Systems, Inc.
33171 Paseo Cerveza
San Juan Capistrano, California  92675

Re:  Registration Statement on Form S-1
     (File No. 333-26129

Ladies and Gentlemen:

          We have acted as counsel to ChromaVision Medical Systems Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to 7,360,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which includes (i) 640,000 shares purchasable by the underwriters from the Company, solely for the purpose of covering overallotments, (ii) 6,400,000 shares issuable or transferable upon the exercise of rights (the "Company Rights") to purchase shares of Common Stock of the Company granted by the Company and certain selling stockholders to the shareholders of Safeguard Scientifics, Inc. and (iii) 320,000 shares purchasable by certain persons selected by the Company from the selling stockholders (collectively, the "Offering"). In connection herewith, we have examined such records, documents, statutes and decisions as we have deemed relevant.

          In our opinion, (i) the shares of Common Stock to be sold by the Company, when issued, sold and delivered as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company, (ii) the shares of Common Stock to be sold by the selling stockholders as contemplated in the Registration Statement are legally issued, fully paid and nonassessable shares of the Common Stock of the Company and (iii) the Rights, when issued and distributed as contemplated in the Registration Statement, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Registration Statement.

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ChromaVision Medical Systems, Inc.
June 24, 1997
Page 2

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ Morgan, Lewis & Bockius LLP
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